EXHIBIT 10.3

                                LIMITED GUARANTY

      LIMITED GUARANTY (the "Guaranty"), dated as of December 20, 2000 (the "Effective Date"), by Tyco International Group S.A., a company incorporated under the laws of Luxembourg (the "Guarantor"), in favor of Fleet National Bank, a national banking association, and its foreign branches (the "Bank"), in consideration of the Bank providing certain credit facilities as specified in
Section 1 below (the "Financial Accommodation") to Fibercore, Inc., (the "Debtor"), a corporation that is partially owned by an affiliate of the Guarantor.

      WHEREAS, in order to induce the Bank to provide the credit facilities to the Debtor under the Financial Accommodation, the Guarantor has agreed, subject to the limitations set forth in Section 3 below, to guarantee all indebtedness and other obligations owing by the Debtor to the Bank pursuant to the Financial Accommodation;

      NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:

            1. FINANCIAL ACCOMMODATION. As used herein, the term "Financial Accommodation" means the credit facility in the maximum principal amount of $10,000,000.00 extended by the Bank to the Debtor pursuant to that certain Loan Agreement dated as of December 20, 2000 (the "Credit Agreement") and the revolving credit note and other agreements referred to therein or relating thereto, (together, the "Loan Documents"), as the same may be amended from time to time, but does not include any loan or other form of credit extended by the Bank to the Debtor other than under the Loan Documents.

            2. GUARANTY OF PAYMENT AND PERFORMANCE. The Guarantor hereby guarantees to the Bank, subject to the limitations set forth in Section 3 below, the due and punctual payment of all funds owed by the Debtor to the Bank pursuant to and in accordance with the terms and conditions of the Loan Documents (the "Obligations") and agrees to pay the Obligations to the Bank on first written demand therefor, in accordance with Section 12 below, without any withholding, deduction or setoff for any reason or on any accounts whatsoever; provided that the Bank shall not demand any of the Obligations until there has been default by the Debtor on such Obligations and notice of such default has been received by the Debtor and the Guarantor and any applicable time or grace periods have expired. Except for the notice and time or grace periods requirements set forth in the immediately preceding sentence, such Guaranty is in no way conditional upon any requirement that the Bank first attempt to collect any of the Obligations from the Debtor or resort to any security or other means of obtaining payment of the Obligations. Subject to the limitations set forth in Section 3 below, payments by the Guarantor hereunder may be required by the Bank on any number of occasions.

            3. GUARANTY LIMITATIONS. Notwithstanding anything to the contrary contained or implied in this Guaranty, the aggregate actual and contingent liability of the Guarantor under this Guaranty shall be limited to a maximum principal amount of USD $10,000,000 (Ten Million U.S. Dollars) plus interest, costs and charges upon this maximum principal amount, in accordance with the terms and conditions of the Loan Documents, without any withholding, deduction or set off for any reason or account whatsoever. In no event shall the Guarantor be liable under this Guaranty for any amounts advanced by the Bank on or after the date on which the Bank first demands payment by the Guarantor (the "Demand Date"). The limitation in the immediately preceding sentence shall not apply to
(i) advances made on or after the Demand Date to fund payment of letters of credit issued before such Demand Date under the Credit Agreement for the account of the Debtor or (ii) interest, fees, costs and other expenses that accrue on or after the Demand Date under the terms of the Loan Documents on (x) advances made before the Demand Date or (y) advances made after the Demand Date to fund payment of letters of credit issued before the Demand Date.

            4. WAIVERS BY GUARANTOR. The Guarantor (i) agrees that the Obligations will be paid and performed strictly in accordance with their respective terms regardless of any law, or any regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Bank with respect thereto, and (ii) except as specifically provided herein, waives presentment, demand, protest, notice of acceptance, notice of Obligations incurred and all other notices of any kind, all defenses that may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Debtor, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed by the Debtor in connection with the Financial Accommodation or any Obligation and, except as specifically provided herein, the Guarantor agrees that the Obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Bank to assert any claim or demand or to enforce any right or remedy against the Debtor; (ii) any extensions or renewals of the Financial Accommodation or any Obligation; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with the Financial Accommodation or any Obligation; (iv) the substitution or release of the Debtor or any other person primarily or secondarily liable for any Obligation (other than as a result of the payment of all the Obligations in accordance with the terms and conditions under which the Financial Accommodation was provided); (v) the adequacy of any rights the Bank may have against any collateral or other means of obtaining repayment of the Obligations; (vi) the impairment of any collateral securing the Obligations, including the failure to perfect or preserve any rights the Bank might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or (vii) any other act or omission that might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor.

            5. UNENFORCEABILITY OF OBLIGATIONS AGAINST DEBTOR. If for any reason the Debtor has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become unrecoverable from the Debtor by operation of law or for any other reason, including any declaration by any court of law or equity that any of the Obligations are void or unenforceable, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Debtor, or for any other reason, all such amounts otherwise subject to acceleration in accordance with the terms and conditions under which the Financial Accommodation was provided shall be immediately due and payable by the Guarantor.

            6. WITHHHOLDING, ETC. In the event that the Guarantor is required by statute or law to make any withholding, deduction or setoff in respect of any payment made or to be made by the Guarantor hereunder, the Guarantor will, in addition to such amount, also pay to the Bank such sum as may be necessary to give the Bank such sum as it would have been entitled to under the terms of this Guaranty but for such withholding, deduction or setoff.

            7. SUBROGATION. The Guarantor shall be subrogated to all rights of the Bank against the Debtor in respect of amounts paid by the Guarantor pursuant to the provisions of this Guaranty; provided however that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all of the Obligations shall have been paid and discharged in full.

            8. TERMINATION; REINSTATEMENT. This Guaranty shall remain in full force and effect until the earlier of (a) payment in full of all principal, interest, fees or other amounts then owing under the Credit Agreement and the other Loan Documents, and (b) receipt by Bank of written notice of the Guarantor's intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations. No notice provided in clause (b) shall be effective unless received and acknowledged by an officer of the Bank at its head office or at the branch of the Bank where this Guaranty is given. No such notice under clause (b) shall affect any rights of the Bank or of any affiliate hereunder including, without limitation, the rights set forth in Sections 4 and 7, with respect to Obligations incurred prior to the receipt of such notice or Obligations incurred pursuant to any contract or commitment in existence prior to such receipt, and all checks, drafts, notes, instruments (negotiable or otherwise) and writings made by or for the account of the Debtor and drawn on the Bank or any of its agents purporting to be dated on or before the date of receipt of such notice, although presented to and paid or accepted by the Bank after that date, shall form part of the Obligations. This Guaranty shall continue to be effective or be reinstated, notwithstanding any such notice, if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by the Bank upon the insolvency, bankruptcy or reorganization of the Debtor, or otherwise, all as though such payment had not been made or value received.

            9. RELEASE. Upon delivery to the Bank of a standby letter of credit drawn on a United States bank with at least $75,000,000,000.00 in assets and a long term unsecured credit rating of AA or higher by Standard & Poor's Rating Group or Aa2 or higher by Moody's Investor's Service, Inc., such letter of credit to be in an amount equal to 110% of the maximum amount of the then available Financial Accommodation, the Bank shall release the Guarantor from all obligations under this Guaranty, whereupon this Guaranty shall automatically become void and of no further effect. Nothing in this Section 9 is intended or shall be construed to limit the Bank's right, in its sole discretion, to release this Guaranty under any other circumstances it deems appropriate. Once this Guaranty has been released, pursuant to this Section 9, by the Bank, it cannot be reinstated pursuant to Section 8.

            10. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Bank. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

            11. GOVERNING LAW. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict-of-laws principles thereof.

            12. NOTICES: All Notices, communications and distributions hereunder shall be given or made to the intended recipient at the address specified below, or at such other address as the addressee may hereafter specify for the purpose by written notice to the other party hereto. Such Notices and other communications (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing and may be delivered by hand, by overnight courier, by facsimile, or by first-class mail (return receipt requested). All such Notices and other communications shall be deemed to have been duly given (a) if delivered by hand, overnight courier or first-class mail (return receipt requested), on the date of delivery; and (b) if transmitted by facsimile (with receipt confirmed by machine), on the date of transmission if the same is a Business Day or, if not a Business Day, on the first Business Day after the date of transmission. For the purposes of this Guaranty, a Business Day is any day other than a Saturday, Sunday or any other day on which banking institutions are authorized or required by law, executive order or governmental decree to be closed in Luxembourg, New York or Massachusetts.

To the Guarantor:
Tyco International Group S.A.
6, avenue Emile Reuter
Second Floor
L-2420 Luxembourg
Attention: Richard W. Brann
Telecopier: (011-352) 464-350

With copies to:

Tyco International (US) Inc.
One Tyco Park
Exeter, NH 03833
Attn: Chief Corporate Counsel

Fax: (603) 778-2823


Wilmer, Cutler & Pickering
2445 M Street, NW
Washington, DC  20037
Attention: Meredith Cross
Telecopier: (202) 663-6363

To the Bank:
Fleet National Bank
100 Federal Street
Boston, Massachusetts 02110
Attention: Senior Commercial Loan Officer/Massachusetts

With copies to:

Fleet National Bank
100 Front Street
Worcester, Massachusetts 01608
Attention: Senior Commercial Loan Officer

and

Bowditch & Dewey, LLP
311 Main Street
Worcester, Massachusetts  01608
Attention:  George W. Tetler III, Esquire

            13. JURY TRIAL WAIVER. THE GUARANTOR AND THE BANK (BY ACCEPTANCE OF THIS GUARANTY) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER FINANCING INSTRUMENTS EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATED HERETO, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE BANK RELATING TO THE ADMINISTRATION OF THIS GUARANTY AND THE OBLIGATIONS GUARANTEED HEREBY OR ENFORCEMENT OF THE FINANCING INSTRUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE GUARANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS GUARANTY AND FURNISH FINANCIAL ACCOMMODATIONS TO THE CUSTOMER.

            14. ENTIRE AGREEMENT. This Guaranty constitutes the entire agreement of the Guarantor with respect to the matters set forth herein.

            15. REMEDIES CUMULATIVE. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of the Obligations.

            16. SEVERABILITY. The invalidity or unenforceability of any one or more clauses of this Guaranty shall not affect the validity or enforceability of its remaining provisions.

            17. HEADINGS. The captions herein are for the ease of reference only and shall not affect the meaning of the provisions hereof.

      IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered by its duly authorized officer as of the date first above written.

The Guarantor:

TYCO INTERNATIONAL GROUP S.A.

By:  ______________________________
       Richard W. Brann
       Managing Director

Agreed to and Accepted:



FLEET NATIONAL BANK


By:   _____________________________
[NAME]
[TITLE]